UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2025

COMSCORE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33520	54-1955550
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Stock Exchange Agreements

On September 26, 2025, comScore, Inc. (the “Company”) entered into separate Stock Exchange Agreements (individually, an “Exchange Agreement” and collectively, the “Exchange Agreements”) with each of Charter Communications Holding Company, LLC, a Delaware limited liability company (“Charter”), Liberty Broadband Corporation, a Delaware corporation (“Liberty”), and Pine Investor, LLC, a Delaware limited liability company wholly owned by funds advised by Cerberus Capital Management, L.P. (“Pine” and together with Charter and Liberty, referred to herein collectively as the “Stockholders” and individually as a “Stockholder”), pursuant to which, among other things, at the closing of the transactions contemplated thereby (the “Closing”), and on the terms and subject to the conditions set forth therein, each Stockholder will exchange the 31,928,301 shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (“Series B Preferred Stock”) currently owned by such Stockholder for (i) 4,223,621 shares of a new series of convertible preferred stock to be designated as Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”), which Series C Preferred Stock will be convertible into shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) in accordance with the terms of the Certificate of Designations of Series C Preferred Stock in substantially the form attached to the Exchange Agreements (the “Certificate of Designations”) and (ii) 3,286,825 shares of Common Stock (the “Exchange Common Stock”, and such transactions, collectively, the “Exchange”).

Previously, the Board of Directors of the Company (the “Board”) established a Special Committee of the Board consisting of “disinterested directors” (as defined in Section 144(e)(4) of the Delaware General Corporation Law) (the “Special Committee”) to consider, review and evaluate, and if deemed sufficiently attractive by the Special Committee, negotiate and determine the advisability of, one or more potential transactions involving the Company. After considering various factors, receiving advice from independent advisors, and evaluating the material terms and conditions of the Exchange and related matters, the Special Committee unanimously determined that (a) the Exchange Agreements, (b) the Support Agreements, the Stockholders Agreement, the RRA Amendment and the Certificate of Designations (each as defined herein, and collectively with the Exchange Agreements, the “Exchange Documents”), (c) the Certificate of Amendment (as defined below) (d) the Certificate of Elimination (as defined below), and (e) the Exchange, are advisable, fair to, and in the best interests of the Company and the holders of Common Stock other than the Stockholders. The Board, acting upon the recommendation of the Special Committee, unanimously (A) approved and authorized the Company’s (i) entry into each of the Exchange Documents, the Certificate of Amendment and the Certificate of Elimination and (ii) consummation of the transactions contemplated by the Exchange, (B) directed submission to the stockholders of the Company for approval (i) the Exchange Documents, the Certificate of Amendment and the Exchange and (ii) the issuance of Series C Preferred Stock and Common Stock in the Exchange (the “Issuance”) in accordance with the rules and regulations of the Nasdaq Global Select Market (“Nasdaq”), and (C) directed submission of the Exchange Documents and the Exchange for approval by a majority of the votes cast by the “disinterested stockholders” (as defined in Section 144(e)(5) of the Delaware General Corporation Law) of the Company, and, in each case, unanimously recommended that the stockholders vote in favor of each such proposal (such approvals in clauses (B) and (C), collectively, the “Stockholder Approvals”).

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Exchange Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Conditions to the Closing

The Closing is subject to various customary mutual closing conditions, including, among others, (a) the Company’s receipt of the Stockholder Approvals at a meeting of the Company’s stockholders (the “Company Stockholders Meeting”) and (b) the absence of legal restraints. The obligations of each Stockholder, on the one hand, and the Company, on the other hand, to consummate the Closing are further subject to the satisfaction by the Company and such Stockholder of additional conditions to Closing, including, among others, the accuracy of representations and warranties subject to negotiated qualifiers, the performance of covenants in all material respects, the delivery of customary closing deliverables, the approval for listing on Nasdaq of the Exchange Common Stock and the shares of Common Stock underlying the Series C Preferred Stock, the contemporaneous consummation of the Exchange by each of the Stockholders and the effectiveness of the Financing Amendment (as defined below).

Termination Rights

The Exchange Agreements contain certain termination rights for the Company and each of the Stockholders with respect to each such Stockholder’s Exchange Agreement, including, among other things: (a) by mutual written agreement of a Stockholder and the Company; (b) by a Stockholder or the Company in the event of a permanent legal restraint; (c) by a Stockholder or the Company if the Closing has not occurred by September 26, 2026; (d) by a Stockholder or the Company if the Company fails to obtain the Stockholder Approvals at the Company Stockholder Meeting; (e) by a Stockholder, if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the applicable Exchange Agreement, which breach or failure to perform would result in a failure of a closing condition, subject to cure rights; (f) by the Company if a Stockholder has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in the applicable Exchange Agreement, which breach or failure to perform would result in a failure of a closing condition, subject to cure rights; and (h) by a Stockholder or the Company if any of the other Exchange Agreements are terminated, in each case, on the terms and subject to the conditions as more particularly set forth therein.

Other Terms of the Exchange Agreements

The Exchange Agreements contain customary representations and warranties from the Stockholders and the Company, and each party has agreed to covenants, including, among others, covenants relating to (a) the use of reasonable best efforts to obtain approval for listing on Nasdaq, subject to notice of issuance, of the Exchange Common Stock and the shares of Common Stock underlying the Series C Preferred Stock; (b) the preparation of a proxy statement and holding of the Company Stockholders Meeting; and (c) the composition of the Board immediately after the Closing. Each party has also agreed, on behalf of itself and certain related parties, to a release of claims relating to the ownership and transfer of the existing shares of Series B Preferred Stock, subject to certain exceptions. Provided that the Closing occurs, the Company has also agreed to make a one-time cash payment to each of the Stockholders in the amount of $2,000,000 on June 30, 2028, whether or not the Stockholder continues to own any securities of the Company on such date.

The foregoing summary of the Exchange Agreements and the transactions contemplated by the Exchange Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreements with Charter, Liberty and Pine, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Support Agreements

On September 26, 2025, in connection with the execution of the Exchange Agreements, the Company entered into separate Stockholder Support Agreements (individually, a “Support Agreement” and collectively, the “Support Agreements”), pursuant to which, among other things, the Stockholders agreed to, at the Company Stockholders Meeting, vote in favor of the approval of (a) the Issuance, (b) the Certificate of Amendment and (c) any other proposal put forth by the Company in connection with the Exchange, except that the Stockholders will vote to “abstain” on any proposal seeking approval of the disinterested stockholders of the Company. Moreover, the Stockholders’ voting obligations are subject to the terms and conditions contained in the Existing SHA (as defined below) and the existing Certificate of Designations for the Series B Preferred Stock. The Stockholders also agreed to provide written consent in connection with the Certificate of Amendment, the issuance of Series C Preferred Stock, the Exchange and the other matters contemplated by the Exchange Agreements pursuant to Section 4.1 of the Amended and Restated Stockholders Agreement, dated as of July 24, 2024, between the Company and the Stockholders (the “Existing SHA”).

Under the Support Agreements, the Stockholders have agreed not to, directly or indirectly, Transfer (as defined in the Support Agreements) any shares of Common Stock or Series B Preferred Stock that such Stockholders are entitled to vote on the matters submitted to the Company’s stockholders at the Company Stockholders Meeting.

Each Support Agreement terminates upon the termination of the applicable Exchange Agreement.

The foregoing summary of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreements with Charter, Liberty and Pine, which are filed as Exhibits 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Stockholders Agreement

At the Closing, the Company and the Stockholders will enter into a Second Amended and Restated Stockholders Agreement (the “Stockholders Agreement”), pursuant to which, among other things, immediately following the Closing, the Company is obligated to take all necessary action to ensure that the Board and certain committees thereof consist of the individuals set forth therein, including the applicable designees of each Stockholder, in each case, as more particularly set forth in the Stockholders Agreement. Upon Closing, the Board will consist of seven total directors: one designee of each Stockholder, one Additional Director (as defined below), and three directors who are not (a) a designee of any Stockholder or (b) for so long as the Stockholders have the ability to designate at least one director pursuant to the Stockholders Agreement, an individual who is an affiliate of such Stockholders (the “Unaffiliated Directors”), including the chief executive officer of the Company.

Following Closing, the Stockholders Agreement provides that the Company shall not increase or decrease the size of the Board without the prior approval of a majority of the Unaffiliated Directors serving on the Board as of such time. The Company is obligated to take all necessary action (to the extent not prohibited by applicable law) to cause the Board to (a) appoint or nominate an Unaffiliated Director for election to fill any vacancy created by (i) the death, disability, resignation or removal of an Unaffiliated Director or (ii) an increase in the size of the Board and (b) maintain a percentage of Unaffiliated Directors serving on the Board that is no less than the percentage of Unaffiliated Directors serving on the Board as of Closing.

Under the Stockholders Agreement, the Company is obligated to take all necessary action (to the extent not prohibited by applicable law) to cause the Board to nominate for election that number of individuals designated by a Stockholder that, if elected, would result in one designee of such Stockholder serving on the Board until such time as such Stockholder beneficially owns Voting Stock (as defined in the Stockholders Agreement) representing less than 7.5% of the outstanding shares of Common Stock (on an as-converted basis), after which time such Stockholder will no longer have any rights to designate an individual to serve on the Board thereunder.

Under the Stockholders Agreement, the Company is obligated to take all necessary action (to the extent not prohibited by applicable law) to (i) cause the Board to nominate for election that number of individuals nominated by the Stockholders (or to the extent that any Stockholder no longer owns Voting Stock representing at least 7.5% of the outstanding shares of Common Stock (on an as-converted basis), only the Stockholders that continue to hold Voting Stock representing at least 7.5% of the outstanding shares of Common Stock) that, if elected, would result in one additional director (the “Additional Director”) serving on the Board and (ii) unless otherwise agreed, cause the Board to designate the Additional Director as the chair of the Board, in each case until such time as the Stockholders beneficially own Voting Stock representing (in the aggregate) less than 22.5% of the outstanding shares of Common Stock (on an as-converted basis).

Pursuant to the Stockholders Agreement, if one of the Stockholders (the “Buying Stockholder”) acquires from one of the other Stockholders (the “Selling Stockholder”) 100% of the shares of (a) Series C Preferred Stock (or Common Stock issued or issuable in respect of such Series C Preferred Stock) and (b) Exchange Common Stock, in each case, held by such Selling Stockholder as of the Closing Date after giving effect to the Exchange, the Selling Stockholder will be obligated to take all necessary action to cause its designated director to resign, and the Company will be obligated to take all necessary action (to the extent not prohibited by applicable law) to cause the Board to appoint one additional person designated by the Buying Stockholder to fill such newly created vacancy until such time as the Buying Stockholder beneficially owns a number of shares of Voting Stock (disregarding the shares of Voting Stock beneficially owned by the Buying Stockholder immediately prior to such transaction) representing less than 7.5% of the outstanding shares of Common Stock (on an as-converted basis). In no event, however, shall a Stockholder be entitled to designate or nominate a number of directors that would constitute a majority of the Board.

Under the Stockholders Agreement, each Stockholder is obligated to vote any shares of Common Stock or Series C Preferred Stock held by such Stockholder (or with respect to which such Stockholder has the power to vote) that represent voting power in excess of 49.99% of the total voting power of the Company in a neutral manner on all matters upon which the Stockholder is entitled to vote. A “neutral manner” means in the same proportion as all other outstanding Common Stock of the Company (excluding any Common Stock beneficially owned, directly or indirectly, by the Stockholders and their permitted transferees) voted on the relevant matters.

Pursuant to the Stockholders Agreement and subject to customary exceptions, each Stockholder agrees not to Transfer (as defined in the Stockholders Agreement) (a) any shares of Exchange Common Stock for a period of six months following the Closing Date or (b) any shares of Common Stock issued upon voluntary conversion of Series C Preferred Stock for a period of six months following the applicable conversion date, in each case, unless the per-share price paid in connection with such Transfer equals or exceeds $12.50.

Pursuant to the Stockholders Agreement, until such time as a Stockholder beneficially owns Voting Stock representing less than 5% of the outstanding shares of Common Stock (on an as-converted basis), such Stockholder will be subject to customary standstill restrictions, in accordance with which the Stockholder and its affiliates will not, among other things and subject to exceptions set forth in the Stockholders Agreement: (a) acquire any equity securities of the Company such that after such acquisition the Stockholder and its affiliates (or any direct or indirect parent of such Stockholder) would beneficially own more than 49.99% of the outstanding shares of Common Stock (on an as-converted basis), (b) publicly seek or encourage any offer or proposal for a merger or similar transaction involving the Company, or (c) make, or in any way participate in, any “solicitation” of “proxies” (within the meaning of Rule 14a-1 under the Securities Exchange Act of 1934, as amended) to vote any Voting Stock of the Company or its subsidiaries, or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders or seek the removal of any director of the Board.

Pursuant to the Stockholders Agreement, in the event that a Stockholder contemplates Transferring any shares of Series C Preferred Stock or Common Stock to another Person, the other Stockholders will each have a right of first refusal to purchase any or all of their respective pro rata portions of such shares of Series C Preferred Stock or Common Stock, subject to exceptions set forth in the Stockholders Agreement. Additionally, consistent with the Existing SHA, if the Company contemplates the sale or other disposition of any patents, Charter will have a right of first offer and a right of first refusal to acquire such patents, on the terms and subject to exceptions as more particularly set forth in the Stockholders Agreement.

Under the Stockholders Agreement, consistent with the Existing SHA, the prior written consent of each Stockholder is required for the Company to effect or validate certain enumerated actions for so long as such Stockholder beneficially owns Voting Stock representing at least 10% of the outstanding shares of Common Stock (on an as-converted basis).

The Stockholders Agreement will terminate with respect to any particular Stockholder upon the mutual agreement in writing among the Company and such Stockholder. The Stockholders Agreement will terminate automatically as to any particular Stockholder and certain transferees at such time as such Stockholder no longer beneficially owns at least 5% of the outstanding shares of Common Stock (on an as-converted basis).

The foregoing summary of the Stockholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the substantially final form of the Stockholders Agreement, which is attached to the Exchange Agreements filed herewith and is incorporated herein by reference.

Amendment to Registration Rights Agreement

At the Closing, the Company will amend its Registration Rights Agreement, dated as of March 10, 2021, by and among the Company and the other parties thereto (the “RRA”, and such amendment, the “RRA Amendment”). The RRA Amendment, among other things, will amend the definition of “Registrable Securities” under the RRA to include shares of Series C Preferred Stock and shares of Common Stock issued upon conversion of the Series C Preferred Stock.

The foregoing summary of the RRA Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the substantially final form of the RRA Amendment, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Certificate of Designations Designating the Series C Preferred Stock

At the Closing, the Company will file with the Secretary of State of the State of Delaware a Certificate of Designations of Series C Preferred Stock designating the Series C Preferred Stock and establishing the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of shares of Series C Preferred Stock. The Certificate of Designations will become effective upon filing.

The Series C Preferred Stock will rank senior to shares of Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and will rank junior to all secured and unsecured indebtedness. The Series C Preferred Stock will have a liquidation preference equal to the purchase price ($14.50 per share). The holders of Series C Preferred Stock will be entitled to participate in all dividends declared on the Common Stock on an as-converted basis.

Subject to certain anti-dilution adjustments, the Series C Preferred Stock will be convertible at the option of the holders at any time into a number of shares of Common Stock equal to the Conversion Rate (as defined in the Certificate of Designations), provided that each holder will receive cash in lieu of fractional shares (if any), and provided further that no holder will be entitled to convert Series C Preferred Stock in an amount that would cause such holder to beneficially own immediately following such conversion more than 49.99% of the then-outstanding shares of Common Stock.

If the VWAP (as defined in the Certificate of Designations) per share of Common Stock for any calendar quarter ending after the six-month anniversary of the Closing Date (a “Conversion Quarter”) is greater than the Mandatory Conversion Price (as defined in the Certificate of Designations) then, if a majority of the members of the Board that have not been designated by, and are not affiliated with, any Stockholder (the “Disinterested Directors”) so direct, the Company shall convert into shares of Common Stock, on a pro rata basis based on the number of shares of Series C Preferred Stock held as of the date of the Notice of Mandatory Conversion (as defined in the Certificate of Designations), up to 1/6th of the total shares of Series C Preferred Stock outstanding as of the Closing Date on a date selected by the Company that is within six months after the last day of the Conversion Quarter, provided that if the conversion of a holder’s pro rata share of the then-outstanding shares of Series C Preferred Stock would cause such holder to beneficially own immediately following such conversion more than 49.99% of the then-outstanding shares of Common Stock, the number of such holder’s shares of Series C Preferred Stock that may be converted will be reduced to the greatest number of shares that would cause such holder to beneficially own immediately following such conversion no more than 49.99% of the then-outstanding shares of Common Stock.

If the Company undergoes certain change of control transactions, (a) each holder of outstanding shares of Series C Preferred Stock will have the option to require the Company to purchase any or all of its shares of Series C Preferred Stock at a purchase price per share equal to the Liquidation Preference (as defined in the Certificate of Designations) (“Change of Control Put”) and (b) to the extent that a holder has not exercised the Change of Control Put, the Company will have the right to redeem, subject to the holder’s right to convert prior to such redemption, all of such holder’s shares of Series C Preferred Stock that are not subject to a Change of Control Put, at a redemption price per share equal to the Liquidation Preference (“Change of Control Call”). If the Company does not pay the amounts due in connection with a Change of Control Put or Change of Control Call in full when due, such unpaid amount will accrue interest at a rate of 9.5% per annum until such shares are repurchased.

The holders of shares of Series C Preferred Stock will initially have one vote per share (subject to adjustment in accordance with the Certificate of Designations) and will be entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of capital stock of the Company then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock. However, to the extent that the Series C Preferred Stock and any shares of Common Stock held as of the Closing Date by a Stockholder, together with certain transferees and affiliates, would represent voting rights with respect to more than 16.66% of the Common Stock (including the Series C Preferred Stock on an as-converted basis) (the “Voting Threshold”), such Stockholder will not be permitted to exercise the voting rights with respect to any shares of Series C Preferred Stock held by them in excess of the Voting Threshold and the Company shall exercise the voting rights with respect to such shares of Series C Preferred Stock in excess of the Voting Threshold in a neutral manner. To the extent that a holder acquires shares of Series C Preferred Stock from another holder, the acquiring holder’s Voting Threshold will be increased proportionately based on the number of shares that such holder acquires and the disposing holder’s Voting Threshold will be decreased proportionately, such that the aggregate Voting Threshold of all holders does not exceed 49.99%.

The foregoing summary of the Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the substantially final form of the Certificate of Designations, which is attached to the Exchange Agreements filed herewith and is incorporated herein by reference.

Financing Amendment

On September 26, 2025, in connection with the execution of the Exchange Agreements, the Company entered into an amendment (the “Financing Amendment”) to its Financing Agreement, dated as of December 31, 2024, among the Company, each subsidiary of the Company from time to time party thereto as a guarantor, each lender from time to time party thereto, and Blue Torch Finance LLC, as administrative agent and collateral agent (the “Financing Agreement”). Among other things, the Financing Amendment amends the Financing Agreement to permit the Exchange and the issuance of Series C Preferred Stock in connection with the Exchange.

The foregoing summary of the Financing Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Financing Amendment, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The securities of the Company that will be issued as part of the Issuance will not initially be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the composition of the Board upon Closing is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year.

Certificate of Elimination

In connection with the Closing, the Company will execute and file a Certificate of Retirement and Elimination of Designation of Series B Convertible Preferred Stock (the “Certificate of Elimination”), retiring the shares of Series B Preferred Stock acquired by the Company pursuant to the Exchange Agreements and eliminating from the Certificate of Incorporation all matters set forth in the Certificate of Designations of Series B Preferred Stock, as filed with the Secretary of State of the State of Delaware on March 10, 2021, as amended.

The foregoing summary of the Certificate of Elimination does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the substantially final form of the Certificate of Elimination, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certificate of Amendment

To have a sufficient number of authorized shares of Preferred Stock and Common Stock available into which shares of Series C Preferred Stock may be converted, the Company will execute and file the Certificate of Designations and a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”). The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing summary of the Certificate of Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the substantially final form of the Certificate of Amendment, which is attached to the Exchange Agreements filed herewith and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 29, 2025, the Company issued a press release announcing the Exchange. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, the Company’s expectations, plans and opinions regarding the proposed Exchange, Exchange terms and related matters; the Stockholder Approvals; and post-transaction Board composition. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in the Exchange and related terms; failure to obtain required Stockholder Approvals or “disinterested stockholder” approval; failure to receive any required government authorizations or customer, vendor or debtholder consents; delays in closing the transaction; changes in the Company’s business; external market conditions; and the Company’s ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to the Company’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that the Company makes from time to time with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website (www.sec.gov).

Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements are made. The Company does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this report, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find it

This communication does not constitute a solicitation of any vote.

This communication may be deemed to be solicitation material in respect of the proposed transaction. The Company intends to file a proxy statement on Schedule 14A (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies by the Company in connection with the proposed transaction. The Company also intends to file other relevant documents with the SEC regarding the proposed transaction. The definitive Proxy Statement will be provided to the Company’s stockholders when available. Before making any voting decision with respect to the proposed transaction, stockholders of the Company are urged to read the definitive Proxy Statement regarding the proposed transaction (including any amendments or supplements thereto) and other relevant materials carefully and in their entirety when they become available because they will contain important information about the proposed transaction.

The Proxy Statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained once such documents are filed with the SEC free of charge on the SEC’s website at www.sec.gov or free of charge from the Company at www.comscore.com or by directing a request to the Company’s Investor Relations team at investor@comscore.com or by calling (617) 466-9257.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

The Company and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in its proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the SEC on April 30, 2025, and in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials relating to the proposed transaction to be filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Form of Certificate of Retirement and Elimination of Designation of Series B Convertible Preferred Stock of comScore, Inc.

10.1	Stock Exchange Agreement, dated as of September 26, 2025, by and between comScore, Inc. and Charter Communications Holding Company, LLC

10.2	Stock Exchange Agreement, dated as of September 26, 2025, by and between comScore, Inc. and Liberty Broadband Corporation

10.3	Stock Exchange Agreement, dated as of September 26, 2025, by and between comScore, Inc. and Pine Investor, LLC

10.4	Stockholder Support Agreement, dated as of September 26, 2025, by and between comScore, Inc. and Charter Communications Holding Company, LLC

10.5	Stockholder Support Agreement, dated as of September 26, 2025, by and between comScore, Inc. and Liberty Broadband Corporation

10.6	Stockholder Support Agreement, dated as of September 26, 2025, by and between comScore, Inc. and Pine Investor, LLC

10.7	Form of First Amendment to Registration Rights Agreement, by and between comScore, Inc., Charter Communications Holding Company, LLC, Liberty Broadband Corporation, and Pine Investor, LLC

10.8	Amendment No. 1 to Financing Agreement, dated as of September 26, 2025, by and between comScore Inc., each subsidiary of comScore, Inc. from time to time party thereto as a guarantor, each lender from time to time party thereto, and Blue Torch Finance LLC

99.1	Press Release, dated September 29, 2025

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSCORE, INC.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer

Date: September 29, 2025